Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-214142) of our report dated May 1, 2023, relating to the consolidated financial statements of TROOPS, Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Audit Alliance LLP

Singapore

May 15, 2023